SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 4, 2012

SILVER FALCON MINING, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-53765	26-1266967
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification Number)

2520 Manatee Avenue West, Suite 200

Bradenton, Florida 34205

 (Address of principal executive offices) (Zip Code)

 (941) 761-7819

 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Section 1 – Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

On June 4, 2012, Silver Falcon Mining, Inc. (the “Registrant”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with JMJ Financial (“JMJ”).  Under the Purchase Agreement, the Registrant issued JMJ a Secured Convertible Promissory Note (the “Note”) in the original principal amount of $315,000.  The Note bears a one-time interest charge of 5%. All principle and accrued interest is due and payable under the Note on December 4, 2013.  The Note is convertible into shares of Class A Common Stock (the “Common Stock”) of the Registrant at any time at the option of the holder. The conversion price is equal to 80% of the average of the three lowest daily average trading prices of the Common Stock during the 15 trading days preceding any conversion. The Registrant received gross proceeds of $300,000, which was net of original issue discount of $15,000.

The Registrant may not prepay any part of the Note without the prior consent of JMJ. The Note is subject to standard default provisions.

The Registrant also issued JMJ a warrant to purchase 10,000,000 shares of Common Stock for $0.03 per share at any time until June 4, 2016 (the “Warrant”).  The Warrant must be exercised for cash, unless after the earlier of (i) the six (6) month anniversary of the date of the Purchase Agreement and (ii) the completion of the then-applicable holding period required by Rule 144, there is no effective Registration Statement registering shares issuable upon exercise of the Warrant, in which event JMJ may exercise the Warrant on a “cashless basis.”

JMJ has the right to loan the Registrant up to $1,000,000 more in multiple transactions on the same or better terms for a three year period following the date of this transaction.  The Company also granted JMJ piggyback registration rights, under which the Registrant is required to include all shares issuable upon conversion of the Note in any future registration statement filed by the Registrant, other than a registration statement filed on Form S-8 or a registration statement that is a post-effective amendment to a registration statement that is in effect on the date of the Purchase Agreement.

The Registrant also entered into a Representations and Warranties Agreement (the “RW Agreement”) with JMJ that contains standard representations and warranties regarding the Registrant’s status as a reporting company under Section 13 of the Securities Exchange Act of 1934, the Registrant’s capitalization, that the transactions contemplated by the Purchase Agreement are properly authorized and are legal and binding obligations on the Registrant, that the transactions do not contravene or violate any other agreements to which the Registrant is a party, that all necessary approvals have been obtained, that there has been no material adverse effect that has not been disclosed in its SEC filings, and that there is no litigation against the Registrant, among other representations and warranties.

The RW Agreement also provides that JMJ has the right to participate in any future financings in a matching amount of 100% of the proposed future financing for a period of twelve months after the date of the Purchase Agreement.  Furthermore, the RW Agreement provides that if the Registrant issues a security with more favorable terms, then the Note and Warrant will automatically be modified to include such more favorable terms.  The types of terms contained in another security that may be more favorable to the holder of such security include, but are not limited to, terms addressing conversion discounts, conversion look-back periods, actual conversion price, stock issuance price, private placement stock sale price, interest rates, original issue discounts, and warrant coverage.

This discussion of the terms of the Purchase Agreement, the Note, the RW Agreement and the Warrant is a summary of such documents, and does not purport to discuss each and every term of such agreements. Reference is made to the Purchase Agreement attached hereto as Exhibit 10.1, the RW Agreement attached hereto as Exhibit 10.2, the Note attached hereto as Exhibit 10.3, the default provisions attached hereto as Exhibit 10.4, and the Warrant attached hereto as Exhibit 10.5 for the complete terms of such agreements.

The Registrant also issued to Iliad Research and Trading, LP (“Iliad”) a warrant to purchase 16,666,667 shares of Common Stock at an exercise price of $0.3 per share until June 4, 2016.  The form of warrant issued to Iliad is the same as the form of warrant issued to JMJ.

Section 2 – Financial Information

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The Registrant entered into a direct financial obligation as described in Item 1.01 herein.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(a)

Financial Statements of businesses acquired:  Not applicable.

(b)

Pro forma financial information: Not applicable.

(c)

Shell company transactions:  Not applicable.

(d)

Exhibits:

10.1	Securities Purchase Agreement dated June 4, 2012 by and between the Registrant and JMJ Financial
10.2	Representations and Warranties Agreement dated June 4, 2012 by and between the Registrant and JMJ Financial
10.3	Secured Convertible Promissory Note dated June 4, 2012 by and between the Registrant and JMJ Financial
10.4	Additional Default Provisions dated June 4, 2012 by and between the Registrant and JMJ Financial
10.5	Common Stock Purchase Warrant dated June 4, 2012 by and between the Registrant and JMJ Financial
10.6	Common Stock Purchase Warrant dated June 4, 2012 by and between the Registrant and Iliad Research and Trading, LP

SIGNATURES

In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

SILVER FALCON MINING, INC.
Date: June 7, 2012	/s/ Pierre Quilliam
By: Pierre Quilliam, Chief Executive Officer

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